EXHIBIT B

SIGNATURE PAGE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: August 21, 2025	Oaktree Value Opportunities Fund Holdings, L.P.

	By:	Oaktree Value Opportunities Fund GP, L.P.
	Its:	General Partner

	By:	Oaktree Value Opportunities Fund GP Ltd.
	Its:	General Partner

	By:	Oaktree Capital Management, L.P.
	Its:	Director

By:	/s/ Henry Oren
Name:	Henry Oren
Title:	Managing Director

OCM Opps GTM Holdings, LLC

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Henry Oren
Name:	Henry Oren
Title:	Authorized Signatory

Oaktree Phoenix Investment Fund L.P.

By:	Oaktree Phoenix Investment Fund GP, L.P.
Its:	General Partner

By:	Oaktree Phoenix Investment Fund GP, Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Henry Oren
Name:	Henry Oren
Title:	Managing Director

Oaktree Opportunities Fund Xb Holdings (Delaware), L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Henry Oren
Name:	Henry Oren
Title:	Authorized Signatory